UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant           [_]

Check the appropriate box:

[X]       Preliminary Proxy Statement

[_]        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[_]        Definitive Proxy Statement

[_]        Definitive Additional Materials

[_]        Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

ADVANCED CELLULAR TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

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[_]        Fee paid previously with preliminary materials.

[_]        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

ADVANCED CELLULAR TECHNOLOGY, INC.
2755 Campus Drive, Suite 155
San Mateo, California 94403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On [__________], 2004

To the Shareholders of Advanced Cellular Technology, Inc.:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Advanced Cellular Technology, Inc., a California corporation (“ACT” or the “Company”), will be held on [__________], 2004, at 2755 Campus Drive, Suite 155, San Mateo, California 94403 at 10:00 a.m., pacific time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

            1.         To elect three (3) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

            2.         To approve the adoption of the 2004 Stock Option Plan;

            3.         To approve the engagement of Clancy and Co., P.L.L.C. as independent public accountants for the fiscal year ending June 30, 2004;

            4.         To approve a reverse stock split of the Company’s Common Stock whereby each one hundred (100) outstanding shares of Common Stock will be consolidated into one (1) share of Common Stock;

            5.         To approve an amendment to the Company’s Articles of Incorporation authorizing up to 10,000,000 shares of preferred stock;

            6.         To approve an amendment to the Company’s Articles of Incorporation changing its name to “Auto Underwriters of America, Inc.” and

            7.         To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

            All shareholders are cordially invited to attend the Annual Meeting.  Only shareholders of record at the close of business on [__________], 2004, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.  A complete list of shareholders entitled to vote at the Annual Meeting will be available at the meeting.

By Order of the Board of Directors

[__________], 2004	Dean Antonis,
President, Treasurer and Director

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

ADVANCED CELLULAR TECHNOLOGY, INC.
2755 Campus Drive, Suite 155
San Mateo, California 94403

PROXY STATEMENT

INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Cellular Technology, Inc., a California corporation (the “Company”), for use at the annual meeting of the Company’s shareholders to be held at 2755 Campus Drive, Suite 155, San Mateo, California 94403 on [__________], 2004 at 10:00 a.m., pacific time, and at any adjournments thereof (the “Annual Meeting”).

      The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect three (3) directors to the Board of Directors of the Company to hold office until the next Annual Meeting, (ii) to approve the adoption of the Company’s 2004 Stock Option Plan, (iii) to ratify the selection of Clancy and Co., P.L.L.C. as independent public accountants for the Company for fiscal year ending June 30, 2004, (iv) to approve a reverse stock split of the Company’s Common Stock whereby each one hundred (100) outstanding shares of Common Stock will be consolidated into one (1) share of Common Stock, (v) to approve an amendment to the Company’s Articles of Incorporation authorizing up to 10,000,000 shares of preferred stock, (vi)  to approve an amendment to the Company’s Articles of Incorporation changing its name to “Auto Underwriters of America, Inc.,” and (vii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the person named in the proxy will vote on such other matters and/or for other nominees in accordance with his best judgment. The Company’s Board of Directors recommends that the shareholders vote in favor of each of the proposals. Only holders of record of Common Stock, no par value (the “Common Stock”) of the Company at the close of business on [__________], 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting.

      The principal executive offices of the Company are located at 2755 Campus Drive, Suite 155, San Mateo, California and its telephone number is (650) 377-4381. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to shareholders is [__________], 2004. The Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on October 14, 2003, is being sent to shareholders together with this Proxy Statement and is incorporated herein by reference.

INFORMATION CONCERNING SOLICITATION AND VOTING

      As of the Record Date, there were outstanding 57,000,000 shares of Common Stock held by approximately two thousand (2,000) beneficial owners and no shares of Preferred Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The three nominees for director receiving the most votes for election will be elected director, provided that a quorum is present. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. The approval of the adoption of the Company’s 2004 Stock Option Plan described in Proposal 2 and the ratification of the selection of Clancy and Co., P.L.L.C. as independent public accountants of the Company for fiscal year 2004 described in Proposal 3 must be approved by the affirmative vote of the holders of a majority of the total votes cast on such proposals in person or by proxy. The reverse stock split of the Company’s Common Stock described in Proposal 4, the authorization of up to 10,000,000 shares of preferred stock described in Proposal 5, and the name change to “Auto Underwriters of America, Inc.” described in Proposal 6, must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote. For purposes of Proposals 2 and 3, abstentions will not be counted as votes entitled to be cast on these matters and will have no affect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no affect on the outcome of the vote. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

      The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

      Proxies given by shareholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, shareholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

      ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

      Proposals 1, 2, 3, 4, 5 and 6 do not give rise to any statutory right of a shareholder to dissent and obtain the appraisal of or payment for such shareholder’s shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

      Under the Bylaws of the Company (the “Bylaws”), the Board of Directors of the Company is authorized to be comprised of not less than three (3) directors, subject to which limitation the number of directors may be fixed from time to time by action of the Board of Directors, with all directors elected by the shareholders each year at the annual shareholders meeting. The Company’s board presently consists of three (3) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors. There are no family relationships among any of the Company’s officers or directors.

      The Board has nominated three (3) candidates to serve as directors. The names and biographical summaries of the three (3) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of shareholders. The proxies will be voted for the election of the three (3) nominees listed below as directors of the Company unless otherwise specified on the form provided. Pursuant to the Bylaws of the Company, every shareholder may cumulate such shareholder’s votes in the election of directors and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.  However, no shareholder shall be entitled to cumulate votes unless such candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. The three nominees for director receiving the most votes for election will be elected director, provided that a quorum is present. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Shareholders may abstain from voting by marking the appropriate boxes on the enclosed proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

      Dean Antonis, age 41, has served as the President of the Company since August 1985.  He co-founded the Company and has served as a director since July 1981.  Since 2000, Mr. Antonis has served as President and Chief Financial Officer of Gateway Credit Holdings, Inc., a California non-prime automobile finance company.  Mr. Antonis was Project Manager of Four Star Financial Services, LLC, a California commercial finance lender from 1997 to 2000.  He was the Chief Financial Officer and Vice President – Finance and Operations of One Stop Corporation from 1991 to 1997.  One Stop was involved in automobile recovery, parts retailing and repair.  Mr. Antonis received a B.S. in Business Administration from San Francisco State University in 1994.

      Divina Viray, age 41, is our Secretary and a director.  She has served as Secretary and a director since October 2002.  Since 2000, Ms. Viray has served as Secretary of Gateway Credit Holdings Corporation, a California specialty finance company.  From 1999 to 2000 she was an accounting manager at Four Star Financial Services, LLC, a California commercial finance lender.  She was employed in credit analysis and accounting at Delta Dental Insurance from 1996 to 1999 and at Aesculap, Inc. from 1992 to 1996.  Ms. Viray graduated in 1982 from California State Bakersfield, majoring in Business Administration.

      Robert Vaughan, age 69, has served as a director since October 2002.  Mr. Vaughan was President and Chairman of the Company from 1983 to 1984.  Mr. Vaughan has served as a Chief Executive Officer and Chief Operating Officer with numerous firms over the past thirty years. From August 1981 to the present, Mr. Vaughan has managed the Orbis Group, a business-consulting firm in Phoenix, Arizona providing merger and acquisition, marketing, finance and other services.  During this time, the Orbis Group was instrumental in arranging financing for many of its client companies.  In addition, from 1994 to 1997, Mr. Vaughan was a mergers and acquisitions consultant to long distance telecommunication firms, as well as firms in other industries, in Phoenix, Arizona and elsewhere. Mr. Vaughan attended Long Beach City College, the University of California at Los Angeles and the University of Wisconsin.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends a vote FOR the election of Messrs. Antonis and Vaughan and Ms. Viray.  Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Meetings and Committees of the Board of Directors

      The Board of Directors met (or executed written consents in lieu of meeting) seven (7) times during the fiscal year ended June 30, 2003.  The Board of Directors has no committees.

Directors and Executive Officers

Certain information concerning the directors and executive officers of the Company is set forth below:

Name	Age	Title

Dean Antonis	41	President, Treasurer and Director

William Kellagher	44	Vice President

Divina Viray	41	Secretary and Director

Robert Vaughan	69	Director

      See Biographical Summaries of Nominees for the Board of Directors for biographical summaries of Dean Antonis, Divina Viray and Robert Vaughan.  Biographical information for William Kellagher follows.

      William Kellagher, age 44,  has served as the Vice President of the Company since October 2002.  Since 1996, Mr. Kellagher has served as the President and Chief Executive Officer of Epic Financial Services, a non-prime automobile finance company which he co-founded.  From 1987 to 1995, he served as the Chief Executive Officer of TruCare Health Systems, Inc., a Dallas, Texas based comprehensive rehabilitation company that provided physical, occupational and speech therapy services to hospitals, long-term care facilities, home health and privately owned clinics.  He co-founded TruCare and was responsible for growing the business to $23 million in annual revenues and $1.2 million in earnings in 1995.  From 1985 to 1987, Mr. Kellagher was a registered broker and financial consultant at Merrill Lynch, where he specialized in small business offerings and managed a portfolio in excess of $15 million.  Mr. Kellagher received a B.S. in Administration and Finance from the University of Houston in 1981.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended June 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following information is furnished for the fiscal years ended June 30, 2003, June 30, 2002 and June 30, 2001 for the Company’s President and other executive officers.  No executive officer received any compensation from the Company during the previous three fiscal years.

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Salary			Restricted Stock Award(s) ($)	Options/ SARs (#)	All Other Compensation ($)
	Year	($)	Bonus

Dean Antonis, President and Treasurer	2003 2002 2001	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	-0- -0- -0-	-0- -0- -0-	$ 0 $ 0 $ 0

William J. Kellagher, Vice President	2003 2002 2001	$ 0 * *	$ 0 * *	-0- * *	-0- * *	$ 0 * *

Divina Viray Secretary	2003 2002 2001	$ 0 * *	$ 0 * *	-0- * *	-0- * *	$ 0 * *

________________________

*   Mr. Kellagher and Ms. Viray accepted their positions with the Company during the fiscal year ended June 30, 2003.

Director Compensation

      Our directors do not currently and have never received any compensation for serving as directors to date.  However, we expect to adopt a plan of reasonable compensation for our directors, which may include grants of options.  We will reimburse non-employee directors for all direct expenses incurred by them in attending a Board of Director meeting.

Employment Agreements

      Advanced Cellular Technology does not have employment agreements with Mr. Antonis, Mr. Kellagher, or Ms. Viray.  Advanced Cellular Technology may enter into employment agreements with these individuals and pay them salaries when and if the Company begins to generate sufficient revenue.

Stock Option Plan

      In this Proxy Statement, the Company is seeking shareholder approval to adopt a new stock plan to encourage stock ownership by employees, officers, directors and consultants so that they may acquire or increase their proprietary interest in the Company’s business, and to (i) induce qualified persons to become employees, officers or consultants; (ii) compensate employees, officers, directors and consultants for past services; and (iii) encourage such persons to become employed by or remain in the employ of or otherwise continue their association with the Company and to put forth maximum efforts for the success of the Company’s business.  Please refer to Proposal Two.

Stock Options Granted to Directors and Executive Management

      No options have been granted to any of Advanced Cellular Technology’s directors or executive officers.

Stock Options Granted to Executive Officers During Last Fiscal Year

      The following table sets forth certain information regarding grants of stock options to Advanced Cellular Technology’s executive officers during fiscal year 2003.

Name (a)	Number of Securities Underlying Options/SARs Granted (#) (b)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year (c)	Exercise Of Base Price ($/Sh) (d)	Expiration Date (e)
Dean Antonis.......................	0	--	--	--
William J. Kellagher.............	0	--	--	--
Divina Viray........................	0	--	--	--

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth certain information with respect to stock options exercised by Advanced Cellular Technology’s executive officers during fiscal year 2003.  In addition, the table sets forth the number of shares covered by unexercised stock options held by executive officers as of June 30, 2003 and the value of “in-the-money” stock options which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of June 30, 2003.

Name (a)	Shares Acquired On Exercise (b)	Value Realized ($) (c)	Number Of Unexercised Securities Underlying Options/SARs At FY-End (#) Exercisable/ Unexercisable (d)	Value Of Unexercised In-The-Money At FY-End ($) Exercisable/ Unexercisable (e)
Dean Antonis...................	0	--	0	--
William J. Kellagher.........	0	--	0	--
Divina Viray.....................	0	--	0	--

Securities Authorized for Issuance under Equity Compensation Plans

      The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all equity compensation plans not previously approved by shareholders as of June 30, 2003.  Please refer to Proposal 2 for a discussion of the 2004 Stock Option Plan for which shareholder approval is being requested.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	--	--	--

Equity compensation plans not approved by shareholders	--	--	--

Total	--	--	--

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      The following table specifies the amount of shares of Common Stock that each beneficial owner of 5% or more of the Company’s Common Stock held as of [________], 2004, the Record Date:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)

Percentage of Common Stock Outstanding

L. Albert Lewis	10,000,000	17.54%
Jimmy Parlanti	10,000,000	17.54%
Tony Pitko	5,000,000	8.77%

_____________________

The footnotes for this table appear below the next table.

Security Ownership by Management

      The following table specifies the amount of shares of Common Stock that each executive officer and director held as of [________], 2004, the Record Date:

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)

Percentage of Common Stock Outstanding

Dean Antonis	3,793,406	6.66%
William J. Kellagher	0	-
Divina Viray	0	-
Robert Vaughan	10,000	*
All officers and directors as a group (4) persons	3,803,406	6.67%

_____________________

*	Less than 1%
(1)

Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934.  Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed.  Does not include up to an additional 43,000,000 shares of Common Stock issuable pursuant to the conversion of up to $215,000 of 9.25% unsecured convertible promissory notes held by a total of thirteen (13) accredited investors.

Changes in Control

      There are no understandings or agreements, aside from the proposed transaction described under “Certain Relationships and Related Transactions,” known by management at this time which would result in a change in control of the Company.  If the transaction described below is consummated, of which there can be no assurance, the Company may issue a significant number of shares of capital stock which could result in a change in control and/or a change in the Company’s current management.

Certain Relationships and Related Transactions

Gateway Transaction

      The Company’s business plan may depend, in part, upon the successful consummation of a loan portfolio and software purchase agreement with Gateway Credit Holdings, a related party, also engaged in the non-prime automobile finance business.  Dean Antonis is the President, a director and a beneficial owner of both Gateway and the Company.  Divina Viray, the Company’s Secretary, is also the Secretary of Gateway.  Furthermore, Robert Vaughan, a director of the Company, is a former director of Gateway.  Pursuant to a non-binding letter of intent, it is contemplated that Mr. Antonis will execute a loan portfolio and software purchase agreement on behalf of each company that will allow the Company to obtain Gateway’s non-prime automobile loan portfolio and proprietary software, AutoUnderwriter.com, in exchange for the issuance of the Company’s Common Stock and cash.  If such an agreement is consummated, it is estimated that the Company will issue Gateway shares of Common Stock representing between 16% and 32% of the total outstanding shares of Common Stock as consideration.  The Company values the loan portfolio at $1,010,000 and the software at $375,000.  Shareholder approval from the Company’s shareholders and Gateway’s shareholders may be required as a condition to consummating the transaction.  Furthermore, approval of the reverse stock split described under Proposal Four is also required so that the Company will have a sufficient number of shares available for issuance.  The Company may hold a special meeting of shareholders to seek such approval if the Board of Directors decides the proposed transaction is in the best interest of the Company and its shareholders.  Prior to the consummation of a definitive agreement, the Company is paying a license fee of $150 per funded contract to Gateway for the use of AutoUnderwriter.com pursuant to an informal license agreement between the companies.  As of the mailing of this Proxy Statement, the Company is contemplating the termination of the letter of intent with Gateway, and in lieu of acquiring Gateway’s software and loan portfolio, the Company may enter into a formal license agreement with Gateway for the use of AutoUnderwriter.com on such terms as are negotiated between the parties and acquire loan portfolios from other sources.

Investment Banking Agreement

      The Company entered into an investment banking agreement and managing dealer agreement with Brookstreet Securities Corporation to assist the Company in the private placement of debt and equity to provide working capital to the Company.  Although the Company has no prior business relationship with Brookstreet, Timothy G. Hassell, a broker employed by Brookstreet, is the former Executive Vice President and a beneficial owner of Gateway.  Mr. Hassell is no longer employed by Gateway, but is still a beneficial owner of Gateway’s common stock.  The agreements with Brookstreet require Brookstreet to use its “best efforts” in performing its services, which includes the private placement of up to $2.5 million of the Company’s Common Stock, but contains no guarantees of minimum financing to be raised.  In consideration for Brookstreet’s efforts, the Company paid Brookstreet a non-refundable advisory fee of $25,000 in addition to sales commissions and a non-accountable expense allowance for securities sold by Brookstreet.  Brookstreet also received 1,000,000 shares of the Company’s Common Stock, consisting of 841,191 shares issued by the Company and 158,809 shares transferred from Dean Antonis’s personal holdings.  These shares have anti-dilution and reverse split protection for one year from the date of issuance.  The Company has agreed to indemnify Brookstreet against any costs or liabilities incurred by reason of misstatements or omissions to state material factors in connection with the statements made in the Company’s offering memorandum.  For a description of recent sales of securities by the Company pursuant to the managing dealer agreement with Brookstreet, please refer to the disclosure under “Recent Sale of Unregistered Securities” in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2003.

PROPOSAL TWO

ADOPTION OF 2004 STOCK OPTION PLAN

      The Board of Directors of the Company, subject to shareholder approval, intends to adopt the 2004 Stock Option Plan (the “2004 Plan”). The purpose of the 2004 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or of any parent or subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership in the Company.  A copy of the 2004 Plan is attached as Annex A to this Proxy Statement and the description of the 2004 Plan set forth below is qualified in its entirety by reference to the full text of the 2004 Plan.  In addition, the Company makes no guarantee as to the tax consequences described below with respect to the grant or exercise of an option, or sale of the stock covered by an option.

            Proposal Two is dependent on the approval of the reverse stock split described under Proposal Four so that the Company will have a sufficient number of shares to reserve for issuance pursuant to the 2004 Plan.

Description of the 2004 Plan

      The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 2004 Plan will be four hundred fifty thousand (450,000) shares.  Shares issuable under the 2004 Plan may be either treasury shares or authorized but unissued shares.  The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

      Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), the 2004 Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer the 2004 Plan, by such committee (the “Plan Administrator”).  Except for the terms and conditions explicitly set forth in the 2004 Plan, and subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the 2004 Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

      Options granted under the 2004 Plan may be “incentive stock options” (“Incentive Options”) within the meaning of Section 422 of the Code or stock options which are not incentive stock options (“Non-Incentive Options” and, collectively with Incentive Options, hereinafter referred to as “Options”). Each Option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any Option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an Option may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof.  During an optionee's lifetime, any Incentive Options granted under the 2004 Plan are personal to such optionee and are exercisable solely by such optionee.

      The Plan Administrator can determine at the time the Option is granted in the case of Incentive Options, or at any time before exercise in the case of Non-Incentive Options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

              (a)  delivery of shares of Common Stock of the Company held by an optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

              (b)  delivery of a properly executed notice of exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

              (c)  delivery of a properly executed notice of exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

      To the extent permitted by applicable law, the Plan Administrator may also permit any participant to pay the option exercise price upon exercise of an Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any federal, state and local income and employment tax liability incurred by the participant in connection with the option exercise.

      Upon a merger or consolidation in which securities possessing more than 25% of the total combined voting power of the Company's outstanding securities are transferred to a person different from the person holding those securities immediately prior to such transaction, the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company the sale, transfer or other disposition of all or substantially all of the Company's assets to an unrelated entity, or a change in the identity of more than three (3) directors over a two-year period each, a ("Corporate Transaction"), any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Notwithstanding the foregoing, any Option granted to an employee shall not become fully vested until such time as the employee experiences an involuntary termination of employment (other than on account of misconduct).

      Incentive Options granted under the 2004 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Plan Administrator may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

      Additional rules apply under the Code to the grant of Incentive Options. For instance an Incentive Option must be exercised within 10 years after the date of grant, unless granted to an individual owning more than 10% of the Company's stock, in which case the exercise period may not exceed five (5) years. Similarly, an Incentive Option must be granted at an exercise price that equals or exceeds 100% of the fair market value of the underlying stock at the time of grant, a threshold that is increased to 110% of such fair market value in the case of a grant to an individual owning more than 10% of the Company's stock.

      For federal income tax purposes, the grant to an optionee of a Non-Incentive Option generally will not constitute a taxable event to the optionee or to the Company. Upon exercise of a Non-Incentive Option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to federal income tax withholding. Upon recognition of income by the optionee, the Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the Non-Incentive Option. Upon the subsequent sale of the Common Stock received upon exercise of the Non-Incentive Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

      For federal income tax purposes, in general, neither the grant nor the exercise of an Incentive Option will constitute a taxable event to the optionee or to the Company, assuming the Incentive Option qualifies as an "incentive stock option" under Code §422. If an optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the Incentive Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Incentive Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the Incentive Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

      The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

      The Board may amend, alter, suspend, discontinue or terminate the 2004 Plan at any time, except that any such action shall be subject to shareholder approval at the annual meeting next following such Board action if such shareholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for shareholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 2004 Plan may materially impair the rights of any participant with respect to any vested Option granted before amendment without such participant's consent. Unless terminated earlier by the Board, the 2004 Plan shall terminate upon the earliest to occur of (i) 10 years after the date or which the Board approves the 2004 Plan or (ii) the date on which all shares of Common Stock available for issuance under the 2004 Plan shall have been issued as vested shares. Upon such 2004 Plan termination, all Options and unvested stock issuances outstanding under the 2004 Plan shall continue to have full force and effect in accordance with the provisions of the agreements.

New Plan Benefits

      It is presently not determinable as to whether any benefits or amounts will be received by or allocated to the Company's executive officers, directors or employees. Further, had the 2004 Plan been in effect during the last completed fiscal year, none of the Company’s executive officers, directors or employees would have received benefits or amounts under the 2004 Plan.  Information concerning stock option grants to the Company’s executive officers and directors is set forth under “Executive Compensation” beginning on page 7 of this Proxy Statement.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends a vote “FOR” approval of the adoption of the 2004 Plan.  Unless marked to the contrary, proxies received from Shareholders will be voted in favor of the 2004 Plan.

PROPOSAL THREE

RATIFICATION OF THE SELECTION OF THE FIRM OF
CLANCY AND CO., P.L.L.C. AS INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE COMPANY

      The Board of Directors concluded that the continued engagement of Clancy and Co., P.L.L.C. as the Company’s independent public accountants for the 2004 fiscal year was in the best interests of the Company. The affirmative vote of the holders of a majority of the total votes cast on this proposal is needed to ratify the selection of the firm of Clancy and Co., P.L.L.C. as independent public accountants for the Company. The Company has been advised that a representative of Clancy and Co., P.L.L.C. will not be present at the meeting.

     Clancy and Co., P.L.L.C. (“Clancy”) has served as the Company’s independent public accountants since July 1, 2003 and replaced Hein + Associates LLP (“Hein”).  The Company’s Board of Directors approved and ratified the change of accountants from Hein to Clancy on June 26, 2003.  Hein resigned as auditors on June 26, 2003.  Hein’s reports on the Company's consolidated financial statements for each of the years ended 1990 through 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles.  However, their report was modified to include an explanatory paragraph which indicated substantial doubt regarding the Company’s ability to continue operations as a going concern.  During the years ended June 30, 1990 through June 30, 2002 and the subsequent interim period through June 26, 2003, the date of resignation, there were no disagreements with Hein on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Hein's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

      During the year ended June 30, 2003 and 2002, the Company did not consult Clancy with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.  Hein agreed with the above statements and a letter from that firm was attached to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 1, 2003.

      As part of its reorganization efforts, the Company engaged Hein as its independent public accountants in September 2002 and terminated its former accounting firm, Hemming Morse, Inc. and Andrew S. Knight.  Andrew S. Knight was the Company’s auditor for the fiscal years ended June 30, 1988 and 1989.  Hemming Morse, Inc. never prepared or issued financial statements for June 30, 1990 as the Company terminated doing business on December 31, 1990.  The decision to change accounting firms was recommended and approved by the board of directors as part of the Company’s reorganization.  During the two fiscal years and subsequent interim reporting periods during which Andrew S. Knight was the Company’s auditor, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedures, or any reportable events.  The reports of June 30, 1988 and 1989 on the Company’s consolidated financial statements on which he did report, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  Prior to Hein’s engagement, the Company did not consult with Hein on either the application of accounting principles or type of opinion Hein might issue on the Company’s consolidated financial statements.  Andrew S. Knight agreed with the above statements and a letter from his firm was attached to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 13, 2003.

Recommendation of the Board of Directors

      The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Clancy and Co., P.L.L.C. as independent public accountants for the Company. Unless marked to the contrary, proxies received from shareholders will be voted in favor of the ratification of the selection of Clancy and Co., P.L.L.C. as independent public accountants for the Company for fiscal year 2004.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

      Aggregate fees billed for professional services rendered by Clancy and Co., P.L.L.C. for the audit of the Company’s annual financial statements for the year ended June 30, 2003 and the review of the financial statements included in the Company’s Forms 10-QSB for the 2003 fiscal year totaled $18,650.

Financial Information Systems Design and Implementation Fees

      During the year ended June 30, 2003, Clancy and Co., P.L.L.C. rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

      Other than as disclosed above under “Audit Fees,” Clancy and Co., P.L.L.C. did not bill the Company for any other services during the 2003 fiscal year.

PROPOSAL FOUR

PROPOSAL TO AUTHORIZE A ONE-FOR-ONE HUNDRED REVERSE
STOCK SPLIT OF COMMON STOCK

General

      The Company’s Board of Directors has approved, subject to shareholder approval, a proposal to amend the Company’s Certificate of Incorporation to authorize a one-for-one hundred reverse stock split of the outstanding shares of Common Stock

Reasons for the Reverse Stock Split

      Management believes that the low per share price of the Company’s Common Stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company’s reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Management also believes that a low share price reduces the effective marketability of the shares because of the reluctance of many brokerage firms to recommend low-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

      The Board of Directors is hopeful that the decrease in the number of shares of outstanding Common Stock as a consequence of the reverse stock split will result in an anticipated increased price level, which will encourage interest in the Common Stock and possibly promote greater liquidity for the shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split. However, there can be no assurance that the foregoing effects will occur, or that the share price level of the Common Stock immediately after the reverse stock split will be maintained for any period of time.

Fractional Shares

      In order to save the expense and inconvenience of issuing fractional shares, the Company will not issue scrip or fractional share certificates evidencing shares of Common Stock in connection with the reverse stock split. The Company will issue one additional whole share to shareholders who would otherwise be entitled to a fractional share. If the same shareholder is the owner of shares under multiple share certificates, then the number of shares we will issue in connection with the reverse stock split shall be computed on the basis of the aggregate shares owned under all certificates.

Principal Effects of the Reverse Split

      As of [__________], 2004, there were outstanding 57,000,000 shares of Common Stock. If the Company does not issue any shares of Common Stock prior to the date the reverse stock split becomes effective, the number of outstanding shares of Common Stock will be reduced to approximately 570,000, subject to the issuance of an additional 990,000 shares to Brookstreet Securities Corporation as indicated in the table below. The number of authorized shares of Common Stock will remain 100,000,000 shares. Except for the issuance of additional whole shares of Common Stock for fractional shares, the reverse stock split will not result in any immediate change in the economic interests or the voting power of a shareholder relative to other shareholders. However, the reverse stock split will result in a substantial increase in the number of shares of Common Stock available for issuance by the Board of Directors.

Increase in Authorized Unissued Shares

      The following table shows how the one-for-one hundred reverse stock split will increase the number of shares of Common Stock available for issuance by the Board of Directors. The information presented in the table is as of [__________], 2004. The table assumes that no shares or other securities convertible into or exercisable for shares of Common Stock will be issued prior to the date upon which the reverse stock split is effected.

	Number of Shares
	Prior to Reverse Stock Split	After Reverse Stock Split
	Common Stock	Common Stock(1)

Authorized.......................................................................	100,000,000	100,000,000
Outstanding......................................................................	57,000,000	570,000
Reserved for issuance
Notes..........................................................................	43,000,000	430,000
Additional shares to be issued to Brookstreet Securities Corporation as a result of Reverse-split protection..................................................	0	990,000
Available for future issuance..............................................	0	98,010,000
___________________

(1)     Subject to adjustment for the issuance of one additional whole share to shareholders who would otherwise be entitled to a fractional share.

      Since the total number of authorized shares of Common Stock will remain 100,000,000, following the reverse stock split, the Board of Directors, subject to any applicable shareholder approval requirements imposed by law or regulation, will be able to issue 98,010,000 shares of Common Stock.  As described under “Certain Relationships and Related Transactions,” the Company has entered into a non-binding letter of intent to purchase certain assets in exchange for the issuance of the Company’s Common Stock and cash.  The Company is currently evaluating the merits of this transaction and if such transaction is consummated, the Company anticipates seeking shareholder approval and issuing a total of between 16% and 32% of the Company’s Common Stock.  However, aside from this potential transaction, the Company’s Board of Directors does not intend to seek shareholder approval prior to any issuance of additional shares of our Common Stock, except as otherwise required by law or regulation. The outstanding shares of Common Stock have no pre-emptive rights; accordingly, if the Company issues additional shares of Common Stock, shareholders will not have any preferential right to purchase any of the additional shares. Although the Board of Directors believes the increase in authorized unissued shares is in the best interests of the Company and the shareholders, the issuance of additional shares of Common Stock may, depending on the circumstances under which such shares are issued, reduce the shareholders’ equity per share and may reduce the percentage ownership of Common Stock of existing shareholders.

Implementation of Reverse Stock Split

      If the shareholders approve the reverse stock split, the Company will file the Amended and Restated Articles of Incorporation in the form of Annex B to this Proxy Statement with the Secretary of State of California, and upon such filing the reverse stock split will become effective as of the opening of business on that date. The reverse stock split will be formally implemented by amending our Articles of Incorporation to add the following:

     "Upon the filing of this Certificate of Amendment with the Office of the Secretary of State, shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-one hundred without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares owned by each holder of record will be aggregated and to the extent after aggregating all fractional shares any registered holder is entitled to a fraction of a share, he shall be entitled to receive one whole share in respect of such fraction of a share."

      Following the effectiveness of the amendment, each certificate representing shares of Common Stock outstanding immediately prior to the reverse stock split will be deemed automatically, without any action on the part of the shareholders, to represent one-one hundredth of the pre-split number of shares. However, no fractional shares will be issued as a result of the reverse stock split. Each shareholder of record owning shares of Common Stock prior to the reverse stock split which are not evenly divisible by one hundred (100) will receive one additional share for the fractional share that such shareholder would otherwise have been entitled to receive as a result of the reverse stock split. After the reverse stock split becomes effective, shareholders will be asked to surrender their stock certificates in accordance with the procedures set forth in a letter of transmittal. Shareholders should not submit any certificates until requested to do so. Upon such surrender, a new certificate representing the number of shares owned as a result of the reverse stock split will be issued and forwarded to shareholders. However, each certificate representing the number of shares owned prior to the reverse stock split will continue to be valid and represent a number of shares equal to one-one hundredth of the pre-split number of shares.

     Shareholders who do not vote in favor of the reverse stock split may not exercise dissenters' appraisal rights under the California General Corporation Law.

Exchange of Stock Certificates

      The exchange of shares of Common Stock resulting from the reverse stock split will occur on the date we file the Amended and Restated Articles of Incorporation effecting the reverse stock split, without any further action on the part of our shareholders and without regard to the date or dates certificates formerly representing shares of Common Stock are physically surrendered for certificates representing the post-split number of shares such shareholders are entitled to receive. We will appoint Computershare Trust Company, Inc., transfer agent for our Common Stock, exchange agent to act for shareholders in effecting the exchange of their certificates. In the event that the number of shares of Common Stock into which shares of Common Stock will be exchanged or converted includes a fraction, we will issue to the holder of such fraction, in lieu of the issuance of fractional shares, one whole additional share.

      As soon as practicable after the date the reverse stock split becomes effective, transmittal forms will be mailed to each holder of record of certificates formerly representing shares of Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the post-split number of shares of Common Stock such shareholders are entitled to receive. After receipt of such transmittal form, each holder should surrender the certificates formerly representing shares of Common Stock and such holder will receive in exchange therefore certificates representing the whole number of shares to which he is entitled, plus one whole share in lieu of any fractional share. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Shareholders should not send in their certificates until they receive a transmittal form.

     On the date the reverse stock split becomes effective, each certificate representing shares of Common Stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the number of shares of Common Stock into which the shares evidenced by such certificate have been converted, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after that date with respect to the shares which the shareholder is entitled to receive because of the reverse stock split until the certificates representing such shares of Common Stock have been surrendered. Such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends or distributions will be paid without interest.

Federal Income Tax Consequences

      The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). You are urged to consult with your own tax advisors to determine the particular consequences to you.

      The exchange of shares resulting from the reverse stock split will be a tax-free recapitalization for the Company and its shareholders to the extent that shares of pre-split Common Stock are exchanged for post-split Common Stock. Therefore, shareholders will not recognize gain or loss as a result of that transaction.

     A shareholder’s holding period for shares of post-split common stock, including any additional shares issued in lieu of issuing fractional shares, will include the holding period of shares of pre-split Common Stock exchanged therefore, provided that the shares of pre-split Common Stock were capital assets in the hands of the shareholder.

     The shares of post-split Common Stock in the hands of a shareholder, including any additional shares issued in lieu of issuing fractional shares, will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of pre-split Common Stock held by that shareholder immediately prior to the split.

     Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. However, it is possible that the receipt of additional shares could be wholly or partially taxable.

Recommendation of the Board of Directors

      The Board of Directors recommends that shareholders vote "FOR" the reverse stock split.  Unless marked to the contrary, proxies received from shareholders will be voted in favor of the reverse stock split.

PROPOSAL FIVE

PROPOSAL TO APPROVE AMENDMENT TO ARTICLES OF INCORPORATION
AUTHORZING 10,000,000 SHARES OF PREFERRED STOCK

General

     The Board of Directors has unanimously approved a resolution to amend the Articles of Incorporation to authorize 10,000,000 shares of preferred stock.  The creation and authorization of the preferred stock will become effective upon the filing with the California Secretary of State of the Amended and Restated Articles of Incorporation in the form of Annex B to this Proxy Statement.

     The preferred stock will have such terms, preferences, privileges, rights and other features as are determined by the Board of Directors upon issuance.  The authorization of such preferred stock by the shareholders would permit the Company’s Board of Directors to authorize and issue preferred stock from time to time in one or more series.

     Subject to the provisions of the Company’s Articles of Incorporation and the limitations, prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.  The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company’s shareholders and the Company.  The amendment to the Company’s Articles of Incorporation would give the Board of Directors the flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of shareholders and the Company.  Therefore, shareholders would not have the opportunity to approve the Board’s designation of preferences and/or issuance of preferred stock either before or after its designation and/or issuance.

Reasons for Authorization of Preferred Stock

     The amendment to create and authorize preferred stock will provide the Company with more flexibility in negotiating and structuring transactions with potential investors, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance of preferred stock for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration that we may be required to pay for acquisitions of other businesses or assets.  At this time, however, the Board of Directors has no specific plan to issue shares of preferred stock.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger of otherwise.  The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent management and directors from office even if such change were to be favorable to shareholders generally.

     While the amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the amendment may have anti-takeover effects, it may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, thus enabling the Board to consider the proposed transaction in a manner that best serves the interest of shareholders.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote “FOR” approval of an amendment to the Articles of Incorporation, which authorizes 10,000,000 shares of preferred stock.  Unless marked to the contrary, proxies received from shareholders will be voted in favor of the authorization of the preferred stock.

PROPOSAL SIX

PROPOSAL TO APPROVE AMENDMENT TO ARTICLES OF
INCORPORATION CHANGING THE NAME OF THE COMPANY TO
“AUTO UNDERWRITERS OF AMERICA, INC.”

General

     The Board of Directors believes that the Company’s current name, “Advanced Cellular Technology, Inc.,” does not reflect the Company’s new business model and operations as a non-prime automobile finance company.  As described in the Company’s Annual Report on Form 10-KSB which is being delivered to shareholders along with this Proxy Statement, the Company has reorganized and is operating as a non-prime automobile finance company using advance technology, including the internet, to engage in the purchasing and servicing of non-prime installment sales contracts originated by automobile dealers in the sale of new and used automobiles.  The Company believes that changing its name to “Auto Underwriters of America, Inc.” will more accurately reflect its business focus as an automobile finance company.

     The Board of Directors has unanimously approved a resolution to amend the Company’s Articles of Incorporation to change its name to “Auto Underwriters of America, Inc.”  The name change will become effective upon the filing with the California Secretary of State of Amended and Restated Articles of Incorporation in the form of Annex B to this Proxy Statement.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote “FOR” approval of an amendment to the Articles of Incorporation changing the Company’s name to “Auto Underwriters of America, Inc.”  Unless marked to the contrary, proxies received from shareholders will be voted in favor of the name change.

OTHER MATTERS

      The Board of Directors knows of no other matters that may or are likely to be presented at the meeting.  However, in such event, the person named in the enclosed form of proxy will vote such proxy in accordance with his best judgment in such matters pursuant to discretionary authority granted in the proxy.

ADDITIONAL INFORMATION

      Copies of the exhibits to the Company’s Annual Report on Form 10-KSB will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits. Shareholders should direct their request to: Corporate Secretary, Advanced Cellular Technology, Inc., 2755 Campus Drive, Suite 155, San Mateo, California 94403.

SHAREHOLDER PROPOSALS

      Shareholder proposals to be included in the Proxy Statement and Proxy for the next annual meeting must meet the requirements of Rule 14a-8 promulgated by the SEC and must be received by Advanced Cellular Technology within a reasonable time before the Company begins to print and mail its proxy materials.

ALL SHAREHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS MAY REVOKE THE PROXY IF THEY DESIRE AT ANY TIME BEFORE IT IS VOTED.

Advanced Cellular Technology, Inc. By Order of the Board of Directors Dean Antonis President, Treasurer and Director

[_____________], 2004
San Mateo, California

ANNEX A

2004 STOCK PLAN

ADVANCED CELLULAR TECHNOLOGY, INC.

2004 STOCK OPTION PLAN

ARTICLE ONE

GENERAL PROVISIONS

       I.  Purpose of the Plan

           The Advanced Cellular Technology, Inc. 2004 Stock Option Plan (the "Plan") is intended to assist Advanced Cellular Technology, Inc., a California corporation (the "Company"), and its Related Entities (as defined in the Appendix) in recruiting and retaining employees, directors, officers, agents, consultants, independent contractors and advisors (collectively, "Participants"), and in compensating Participants by enabling them to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company, its Related Entities and its shareholders.

           Capitalized terms used and not otherwise defined shall have the meanings assigned to such terms in the attached Appendix.

      II.  Structure of the Plan

           Pursuant to the Plan, eligible persons may, at the discretion of the Administrator, be granted options ("Stock Options") to purchase shares of the Company's common stock, no par value (the "Common Stock"). The Stock Options granted under the Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code or options that do not meet the requirements of Incentive Stock Options ("Non-Statutory Stock Options").

      III.  Administration of the Plan

           A.     The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Options upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. The Administrator may decide, in its sole discretion, to exempt any grant of Stock Options to a Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code from any applicable limitations of Section 162(m) of the Code by requiring decisions as to the grant of such Stock Options to be made by a committee of the Board comprised of two or more "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The foregoing terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability or forfeitability of all or any part of a Stock Option, including, by way of example and not limitation, requirements that the Participant complete a specified period of employment with or service to the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its sole discretion, accelerate the time at which a Stock Option may be exercised, transferred or become nonforfeitable. The Administrator shall have the absolute discretion to determine whether specific grants shall be of Incentive Stock Options or Non-Statutory Stock Options. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan, to prescribe the form of the documents evidencing the grant of Stock Options under the Plan ("Agreements"), to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to the Plan, any Agreements or Stock Options. All expenses of administering this Plan shall be borne by the Company.

           B.     The Board, in its discretion, may appoint a committee of the Board and delegate to such committee all or part of the Board's authority and duties with respect to the Plan. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board's delegate or delegates that were consistent with the terms of the Plan.

      IV.  Eligibility

           A.     The persons eligible to participate in the Plan are as follows:

(i)	Employees, directors and officers of the Company or any Related Entity;
(ii)	non-employee members of the Board or non-employee members of the board of directors of any Related Entity; and
(iii)	consultants, agents and other independent advisors who provide services to the Company or to any Related Entity.

      V.  Stock Subject to the Plan

           A.     Shares Issued.  Upon the exercise of a Stock Option, the Company may issue to the Participant (or the Participant's broker if the Participant  so directs), shares of Common Stock from its authorized but unissued Common Stock or reacquired Common Stock.

           B.     Aggregate Limit.  The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed four hundred fifty thousand (450,000) shares.

           C.     Reallocation of Shares. If a Stock Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Stock Option or portion thereof may be reallocated to other Stock Options to be granted under the Plan and shall be counted against the maximum number of shares set forth in the last sentence of B above. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Stock Options under the Plan.

           D.     Stock Split; Recapitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number of shares of Common Stock issuable under the Plan and (ii) the number of shares of Common Stock and the exercise price per share in effect under each outstanding Stock Option, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more shares of the Company's preferred stock which are outstanding on the date of issuance of any Stock Option into shares of Common Stock.

ARTICLE TWO STOCK OPTION GRANTS

      I.  Stock Option Terms

           Each Stock Option shall be evidenced by an Agreement, consisting of one or more documents in the form approved by the Administrator; provided, however, that each such document shall comply with the terms specified below. Each Agreement evidencing an Incentive Stock Option, shall, in addition, be subject to the provisions of the Plan applicable to Incentive Stock Options.

           A.     Exercise Price.

                    1.     The exercise price per share for Common Stock purchased upon the exercise of a Non-Statutory Stock Option shall be determined by the Administrator on the date of grant.

                    2.     The exercise price per share of Common Stock purchased upon the exercise of an Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than the Fair Market Value on the date the Incentive Stock Option is granted; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Incentive Stock Option is granted, is a 10% Shareholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

                     3.     Unless otherwise provided by the Agreement, the exercise price shall become immediately due upon exercise of a Stock Option and shall, subject to the provisions of Section I of Article Three and the Agreement, be payable in cash or check made payable to the Company.

                     4.     Should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time a Stock Option is exercised, then the exercise price may also be paid as follows:

(i)

in shares of Common Stock held for the lesser of (A) six months or (B) the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the exercise date, or

(ii)

to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                          Notwithstanding the foregoing, payment of the applicable exercise pursuant to this Section I.A.4 is subject to the approval of the Administrator (which approval may be delayed, conditioned or withheld in its sole and absolute discretion) and compliance with applicable law. In addition, an officer or director of the Company or any Related Entity may pay the exercise price of a Stock Option in shares of Common Stock only if the shareholder approval or "non-employee director" approval requirements described in Article III, Section VIII are satisfied. Moreover, no "cashless exercise" under this Plan shall be permitted by the Administrator if such cashless exercise would contravene any provision of applicable law.

                          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

            B.     Effect of Termination of Service.

                   1.     The following provisions shall govern the exercise of any Stock Options held by a Participant at the time of cessation of Service or death:

(i)

Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

(ii)

Should Participant's Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Stock Option held by such Participant.

(iii)

If the Participant dies while holding an outstanding Stock Option, then the personal representative of his or her estate or the person or persons to whom the Stock Option is transferred pursuant to the Participant's will or the laws of descent and distribution shall have a period of twelve (12) month following the date of the Participant's death during which to exercise each outstanding Stock Option previously held by such Participant.

(iv)	Under no circumstances, however, shall any such Stock Option be exercisable after the specified expiration of the option term.
(v)

During the applicable post-Service exercise period, the Stock Option may not be exercised in the aggregate for more than the number of vested shares for which the Stock Option is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable post-Service exercise period or (if earlier) upon the expiration of the option term, the Stock Option shall terminate and cease to be outstanding for any vested shares for which the Stock Option has not been exercised. However, the Stock Option shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding with respect to any and all option shares for which the Stock Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

(vi)	Should Participant's Service be terminated for Misconduct, then all outstanding Stock Options held by the Participant shall terminate immediately and cease to remain outstanding.
(vii)

Notwithstanding (i), (ii) or (iii) above, in the case of the grant of a Non-Statutory Stock Option, the exercise period shall extend for such period of time following cessation of Service or death as the Administrator shall set forth in the applicable Agreement.

                    2.     The Administrator shall have the discretion, exercisable either at the time a Stock Option is granted or at any time while the Stock Option remains outstanding, to:

(i)

extend the period of time for which the Stock Option is to remain exercisable, following a Participant's cessation of Service or death, from the limited period otherwise in effect for that Stock Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the option term; and/or

(ii)

permit the Stock Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Stock Option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Stock Option had the Participant continued in Service.

            C.     Shareholder Rights.  The holder of a Stock Option shall have no shareholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the exercise price and become the record holder of the purchased shares.

             D.      Unvested Shares. The Administrator shall have the discretion to grant Stock Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedures for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right; provided, however, that no such repurchase right shall be exercised by the Company earlier than six (6) months following the later of (i) the date on which the Stock Option is granted or (ii) the date of which the Stock Option is exercised.

            E.     Limited Transferability of Stock Options.  During the lifetime of the  Participant,  an  Incentive  Stock  Option shall be exercisable  only by the  Participant  and shall not be  assignable  or  transferable  other than by will or by the laws of descent and distribution following the Participant's death.

       II.  Incentive Stock Options

             The terms specified below shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Stock Options. Stock Options which are specifically designated as Non-Statutory Stock Options shall not be subject to the terms of this Section II.

            A.     Eligibility.  Incentive Stock Options may only be granted to Employees.

             B.     Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, provided, however, that in the case of an Incentive Stock Option granted to a 10% Shareholder, the exercise price per share of Common Stock purchased upon the exercise of such Incentive Stock Option shall be such amount as the Administrator shall, in its best judgment, determine to be not less than one-hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

             C.     Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Entity) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such Incentive Stock Options are granted.

             D.     Term of Incentive Stock Options. The maximum period in which an Incentive Stock Option shall be exercisable shall be ten (10) years from the date of grant, provided, however, that if any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the option grant date.

             E.      Holding Period.  Except as permitted under the Code, Participant shall not have the right to sell, pledge, hypothecate or otherwise transfer any share of Common Stock acquired pursuant to the exercise of any Incentive Stock Option prior to the later of (i) two (2) years from the date of the grant of the Incentive Stock Option or (ii) one (1) year after the transfer to him of such share of Common Stock.

      III.  Corporate Transaction

             A.     The shares subject to each Stock Option outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such Stock Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that Stock Option and may be exercised for any or all of those shares as fully vested shares of Common Stock; provided, however, that shares of Common Stock subject to an outstanding Stock Option granted to an Employee shall not automatically vest pursuant to this Section III, A until such time as the Employee experiences an Involuntary Termination following such Corporate Transaction.

             B.     The portion of any Incentive Stock Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation set forth in Section II, C above is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Stock Option shall be exercisable as a Non-Statutory Option under the Code.

             C.     The grant of Stock Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV.  Cancellation and Regrant of Stock Options

             The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding Stock Options under the Plan and to grant in substitution therefore new Stock Options covering the same or different number of shares of Common Stock, but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date. No such replacement Stock Option shall be granted with a lower exercise price than the Stock Option for which it is substituted either six (6) months before or six (6) months after the cancellation.

ARTICLE THREE MISCELLANEOUS

      I.  Financing

          To the extent permitted by applicable law, the Administrator may permit any Participant to pay the option exercise price upon exercise of a Stock Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Administrator in its sole discretion. In no event may the maximum credit available to the Participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Participant in connection with the option exercise.

      II.  Effective Date and Term of Plan

            A.     The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"), provided, however, that if the Plan is not approved by a vote of the shareholders of the Company within twelve (12) months after the Effective Date, the Plan and any benefits granted under the Plan shall terminate.

            B.     The Plan shall terminate upon the earliest to occur of (i) ten (10) years from the Effective Date or (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued as vested shares. In addition the Board, in its sole discretion, may terminate the Plan at any time and for any reason it deems appropriate. Upon Plan termination, all Stock Options and vested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the Agreements.

      III.  Amendment of the Plan

              A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Stock Options or vested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require the approval of the Company's shareholders pursuant to applicable laws and regulations.

              B.     Stock Options may be granted under the Plan which are in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued shall be held in escrow until there is obtained the approval of the Company's shareholders of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised Stock Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate under Section 1274(d) of the Code) for the period the shares of Common Stock were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      IV.  Use of Proceeds

              Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      V.  Withholding

            The Company's obligation to deliver shares of Common Stock upon the exercise of any Stock Options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

      VI.  Regulatory Approvals

             The implementation of the Plan, the granting of any Stock Options under the Plan and the issuance of any shares of Common Stock upon the exercise of any Stock Option shall be subject to the Company's procurement of all approvals and permits as the Company, in its sole discretion determines to be required by regulatory authorities having jurisdiction over the Plan and the Stock Options granted under it.

      VII.  No Employment or Service Rights

               Nothing in the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Related Entity employing or retaining a Participant, which rights are hereby expressly reserved, to terminate a Participant's Service at any time for any reason, with or without cause.

      VIII.  Grants to Officers and Directors

                 Notwithstanding any provision of this Plan to the contrary a Stock Option granted to an officer or director of the Company or any Related Entity must be (i) approved by the Board or a Committee of the Board comprised solely of two or more "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Exchange Act or (ii) approved by the Company's shareholders or ratified by them, no later than the next Special meeting of the Company's shareholders, in accordance with Rule 16b-3(d)(2) of the Exchange Act. The foregoing requirement as to Board, non-employee director or shareholder approval shall not apply if the terms of the applicable Agreement provide that at least six (6) months must elapse from the date on which the Stock Option is granted to the date of disposition of the Stock Option (other than upon exercise or conversion) or such Stock Option's underlying shares of Common Stock.

      IX.  Sarbanes-Oxley Act Compliance

             Notwithstanding any provision of the Plan to the contrary, the Administrator, in accordance with any applicable rules or regulations promulgated by the Securities and Exchange Commission (the "SEC") and/or the United States Department of Labor, shall (i) notify in a timely manner any Participant qualifying as a beneficial owner of more than 10% of any class of equity security of the Company or any Related Entity registered under Section 12 of the Exchange Act or an officer or director of the Company or any Related Entity (each, a "reporting person" or "insider") of any transaction occurring under the Plan or any Agreement on or after August 29, 2002 that requires reporting by the reporting person or insider on SEC Form 4 or 5, as applicable, each as revised pursuant to amendments to Exchange Act rules 16a-3, 16a-6 or 16a-8, as applicable, made by the SEC pursuant to Section 403 of the Sarbanes-Oxley Act of 2002, P.L. No. 107-204 (the "Act"); and (ii) otherwise comply with all notice, disclosure and reporting requirements applicable to the Plan pursuant to such Act.

APPENDIX to PLAN

      The following definitions shall be in effect under the Plan:

              A.     Administrator  shall mean either the Board or the Committee  acting in its capacity as  administrator of the Plan.

              B.     Board shall mean the Company's Board of Directors.

              C.     Code shall mean the Internal Revenue Code of 1986, as amended.

              D.     Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

               E.     Corporate Transaction shall mean any of the following shareholder-approved transactions to which the Company is a party or affecting the composition of the Board, as the case may be:

(i)

a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

(ii)	the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company,
(iii)	the sale, transfer or other disposition of all or substantially all of the Company's assets to an entity which, immediately prior to such transfer, is not a Related Entity, or
(iv)	a change in the identity of more than three (3) members of the Board over any two-year period.

       For purposes of this definition, "substantially all" shall mean at least 90% of the fair market value of the Company's net assets and at least 70% of the fair market value of the Company's gross assets, such fair market value to be determined by the Administrator in its sole discretion immediately prior to the transfer. "Net Assets" shall mean total assets as reported on the Company's most recent audited financial statements issued prior to the transfer less any short-term liabilities. "Gross Assets" shall mean total assets as reported on such financial statements.

              F.     Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to have experienced Disability unless a determination of such is made by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

              G.     Employee shall mean an individual who is in the employ of the Company or any Related Entity, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

              H.     Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)

If the Common Stock is at the time traded on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market, the SmallCap Market or the OTC Bulletin Board, as the case may be. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)

If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)

If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market or SmallCap Market or the  OTC Bulletin Board, then the Fair Market Value shall be determined by the Administrator taking into account such factors, as the Administrator shall deem appropriate, which are determinative of an arm's length transaction between a willing seller and a willing buyer, neither being under an obligation to transact business, including but not limited to appropriate price to sales ratio factors.

              I.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)	such individual's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or
(ii)

such individual's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, or (B) a reduction in his or her level of "base salary", as determined by the Administrator in its sole discretion, by more than 80 percent (80%) over a continuous 12-month period.

              J.     Misconduct shall having the meaning ascribed to such term or words of similar import in the Participants written employment or service contract with the Company or any Related Entity and, in addition, shall include (i) the Participant's breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or any Related Entity, as determined by the Administrator in its sole discretion; (ii) the Participant's conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (iii) the Participant's commission of any act of fraud, embezzlement or dishonesty with respect to the funds or property of the Company or any Related Entity; (iv) any unauthorized use or disclosure by the Participant of confidential information or trade secrets of the Company or any Related Entity; or (v) any other intentional misconduct by the Participant adversely affecting the business or affairs of the Company or any Related Entity in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Administrator may consider as grounds for the dismissal or discharge of any Participant on account of "Misconduct".

              K.     Related Entity A "parent corporation" of the Company or a "subsidiary corporation" of the Company within the meaning of Section 424(e) and (f) of the Code respectively.

              L.     Service shall mean the provision of services to the Company or any Related Entity by a person in the capacity of an Employee, a non-employee member of the Board or the Board of Directors of any Related Entity or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

               M.     Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

                N.     10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Related Entity).

ANNEX B

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF ADVANCED CELLULAR TECHNOLOGY, INC.,
A CALIFORNIA CORPORATION

       The undersigned, Dean Antonis and Divina Viray, hereby certify that:

       1.       They are the duly elected and acting President and Secretary respectfully of Advanced Cellular Technology, Inc., a California corporation (the “Corporation”);

       2.       The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

ARTICLE I

       The name of the corporation is Auto Underwriters of America, Inc.

ARTICLE II

       The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE III

       The Corporation is authorized to issue two classes of shares to be designated respectively common stock (“Common Stock”) and preferred stock (“Preferred Stock”).  The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred and ten million (110,000,000) shares, of which one hundred million (100,000,000) shares shall be no par value Common Stock, and ten million (10,000,000) shares shall be no par value Preferred Stock.  The Board of Directors of the Corporation is hereby authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such powers, designations, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of California.

       Upon the filing of these Amended and Restated Articles of Incorporation with the Office of the Secretary of State, shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-one hundred without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares owned by each holder of record will be aggregated and to the extent after aggregating all fractional shares any registered holder is entitled to a fraction of a share, he shall be entitled to receive one whole share in respect of such fraction of a share.

       3.       The foregoing amendment has been approved by the Board of Directors of this Corporation.

       4.       The foregoing amendment was approved by the holders of the requisite number of shares of this Corporation in accordance with sections 902 and 903 of the California General Corporation Law.  The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was fifty seven million (57,000,000) shares of Common Stock.  The number of shares voting in favor of the foregoing amendment equal or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

       IN WITNESS WHEREOF, the undersigned has executed this certificate on [_____________], 2004.

Dean Antonis, President                                    Divina Viray, Secretary

       Each of the undersigned certifies under penalty of perjury that he has read the foregoing Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

       Executed at San Mateo, California [__________________], 2004.

Dean Antonis, President                                    Divina Viray, Secretary

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Dean Antonis, as proxy with the power to appoint his successor, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Advanced Cellular Technology, Inc., held of record by the undersigned on [__________], 2004, at the Annual Meeting of Shareholders, to be held at 2755 Campus Drive, Suite 155, San Mateo, California 94403, on [__________], 2004, at 10:00 a.m., pacific time, and at any and all adjournments thereof.

1. Election of Directors to serve until the Annual Meeting of Shareholders:

Dean Antonis	FOR ____	WITHHOLD AUTHORITY ____
Divina Viray	FOR ____	WITHHOLD AUTHORITY ____
Robert Vaughan	FOR ____	WITHHOLD AUTHORITY ____

2. Approval of the adoption of the 2004 Stock Option Plan.

FOR ____	AGAINST ____	ABSTAIN ____

3. Approval of the engagement of Clancy and Co., P.L.L.C. as independent public accountants for the fiscal year ending June 30, 2004.

FOR ____	AGAINST ____	ABSTAIN ____

4. Approval of a reverse stock split of the Company’s common stock whereby each one hundred (100) outstanding shares of Common Stock will be consolidated into one (1) share of Common Stock.

FOR ____	AGAINST ____	ABSTAIN ____

5. Approval of authorization of up to 10,000,000 shares of preferred stock.

FOR ____	AGAINST ____	ABSTAIN ____

6. Approval of name change of the Company to “Auto Underwriters of America, Inc.”

FOR ____	AGAINST ____	ABSTAIN ____

7. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Meeting.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the nominees and FOR Proposals Two, Three, Four, Five and Six.

      Please sign exactly as your name appears on your share certificates.  When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or other authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

Dated:

 Name (Print)                                                    Name (Print) (if held jointly)

 Signature (Print)                                                Signature (if held jointly)

Address:                                                           I will _____ attend the meeting.
City, State, Zip:                                                I will not _____ attend the meeting.

Number of persons to attend _____

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.